Exhibit 4

REGISTRATION AND EXPENSE REIMBURSEMENT AGREEMENT

NIC Inc.
October 3, 2005

     REGISTRATION AND EXPENSE REIMBURSEMENT AGREEMENT dated as of October 3, 2005 (the “Agreement”), between NIC INC., a Colorado corporation f/k/a National Information Consortium, Inc. (the “Corporation”) and The National Information Consortium Voting Trust U/T/A dated June 30, 1998 (the “Investor”).
     The Investor owns Common Stock. The parties hereto deem it to be in their respective best interests to set forth certain rights and obligations of the Corporation and the Investor in connection with public offerings and sales of the Registrable Shares.
     NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Corporation and the Investor hereby agree as follows:
          SECTION 1.    Definitions. As used in this Agreement, the following terms shall have the following meanings:
          “Commission” shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.
          “Common Stock” shall mean the common stock, no par value per share, of the Corporation.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.
          “Registrable Shares” shall mean the shares of Common Stock held by the Investor as of the date hereof or hereafter acquired; provided, that, any shares of Common Stock shall cease to be Registrable Shares upon the earliest of the following: (i) a registration statement registering such shares of Common Stock under the Securities Act has been declared or becomes effective and such shares of Common Stock have been sold or otherwise transferred pursuant to such effective registration statement; (ii) such shares of Common Stock are sold or otherwise transferred to the public pursuant to Rule 144; and (iii) all such shares of Common Stock held by the Investor may be sold in a single transaction without registration in compliance with Rule 144(k) under the Securities Act..
          “Rule 144” shall mean Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto (such as Rule 144A).
          “Securities Act” shall mean the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

          “Underwritten Offering” shall mean a registered offering in which shares of Common Stock are sold to an underwriter for reoffering to the public.
          SECTION 2.    S-3 Registration.
     (a)    If, at any time when the Corporation is eligible to file a registration statement on Form S-3 (or any successor form) under the Securities Act (an “S-3 Registration Statement”), the Corporation receives a written request from the Investor desiring to sell Registrable Shares with an aggregate offering value as of the time of the request of at least $1,000,000 (an “S-3 Demand”) that the Corporation file an S-3 Registration Statement and specifying the aggregate number of Registrable Shares to be registered and the intended method of distribution thereof, then the Corporation shall, as soon as reasonably practicable after receipt of such request, use its commercially reasonable efforts to cause the registration of all Registrable Shares with respect to which registration has been so requested.
     (b)    Notwithstanding subsection (a) above, the Corporation is not obligated to file any S-3 Registration Statement pursuant to this Section (i) more than one (1) time, (ii) within 180 days after the effective date of any other registration statement filed by the Corporation under the Securities Act for any offering of Common Stock or other securities of the Corporation or (iii) during the period commencing with the date thirty (30) days prior to the Corporation’s good faith estimate of the date of filing of, and ending on a date ninety (90) days after the effective date of, a registration of securities for the Corporation’s account, provided that the Corporation is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective. In addition, the Corporation may postpone for up to 120 days the filing or effectiveness of an S-3 Registration Statement pursuant to this Section if the Board of Directors of the Corporation determines in good faith that filing a S-3 Registration Statement at such time would have a material adverse effect upon a proposed sale of all (or substantially all) of the Corporation’s assets, or a merger, reorganization, recapitalization or similar transaction materially affecting the Corporation’s capital structure or equity ownership, or that the filing of a S-3 Registration Statement would require the disclosure of material information that the Corporation has a bona fide business purpose for preserving as confidential and it is therefore important to defer the filing of such S-3 Registration Statement.
     (c)    Any “takedown” under a shelf registration statement shall be underwritten at the request of the Investor. Any request for such a “takedown” that is intended to be an Underwritten Offering shall be made pursuant to Section 2(a) such that the provisions relating to effecting a registration statement under this Section 2 apply to effecting the takedown under the shelf registration statement.
          SECTION 3.    Preparation and Filing. If and whenever the Corporation is under an obligation pursuant to the provisions of this Agreement to use its commercially reasonable efforts to effect the registration of any Registrable Shares, the Corporation shall, as expeditiously as practicable:

     (a)    use its commercially reasonable efforts to cause a registration statement that registers such Registrable Shares to become and remain effective for a period of two (2) years or until all of such Registrable Shares have been disposed of (if earlier);
     (b)    furnish, at least two (2) business days before filing a registration statement that registers such Registrable Shares, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to one (1) counsel selected by the Investor (the “Investor’s Counsel”), copies of all such documents proposed to be filed (it being understood that such two (2) business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the Investor’s Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);
     (c)    prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith in accordance with the intended method or methods of distribution thereof as may be necessary to keep such registration statement effective for at least a period of two (2) years or until all of such Registrable Shares have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares;
     (d)    notify in writing the Investor’s Counsel promptly (i) of the receipt by the Corporation of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Corporation of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Corporation of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes, and the Corporation shall use commercially reasonable efforts to resolve any issues addressed in such notifications;
     (e)    use its commercially reasonable efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the Investor reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Investor to consummate the disposition in such jurisdictions of such Registrable Shares; provided, however, that the Corporation will not be required to (1) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, (2) subject itself to general taxation in any such jurisdiction or (3) file a general consent to service of process in any such jurisdiction;
     (f)    furnish to the Investor such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Investor may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;
     (g)    subject to the proviso in clause (e) above, use its commercially reasonable efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Corporation to enable the Investor to consummate the disposition of such Registrable Shares in accordance with the intended method of distribution thereof;
     (h)    notify the Investor on a timely basis at any time when a prospectus relating to such Registrable Shares is required to be delivered under the Securities Act within the appropriate period mentioned in subparagraph (a) of this Section 2, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made and, at the request of the Investor, prepare and furnish to the Investor a reasonable number of copies of a supplement to or amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;
     (i)    if such offering is an Underwritten Offering, make available for inspection by the Investor, any managing or lead underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by the Investor or any such underwriter (collectively, the “Inspectors”), all pertinent financial and other records, pertinent corporate documents and properties of the Corporation (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Corporation’s officers, directors and employees to supply all information (together with the Records, the “Information”) reasonably requested by the Investor in connection with such registration statement; provided, however, that any of the Information which the Corporation determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or administrative agency or other governmental body or (iii) such Information has been made generally available to the public;
     (j)    in connection with an Underwritten Offering, if reasonably requested by the Investor and required by the underwriting agreement, obtain from its independent certified public accountants “cold comfort” letters in customary form and at customary times and covering matters of the type customarily covered by cold comfort letters;

     (k)    in connection with an Underwritten Offering, if reasonably requested by the Investor and required by the underwriting agreement, obtain from its counsel an opinion or opinions in customary form;
     (l)    provide a transfer agent and registrar (which may be the same entity and which may be the Corporation) for such Registrable Shares;
     (m)    issue to any underwriter to which the Investor may sell shares in such offering certificates evidencing such Registrable Shares upon delivery to the Corporation by the Investor of the original certificate therefore and all appropriate materials for the transfer thereof;
     (n)    list such Registrable Shares on any national securities exchange or automated quotation system on which any shares of the Common Stock are listed;
     (o)    comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, an earnings statement (which need not be audited) covering a period of 12 months beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and
     (p)    take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby.
          SECTION 4.    Investor Obligations. The Corporation may require each Investor, prior to inclusion of its Registrable Shares in a registration statement as to which any registration is being effected, to furnish to the Corporation such information regarding such seller and the distribution of such securities as the Corporation may from time to time reasonably request and as shall be required in connection with any registration referred to herein. The Investor may not include Registrable Shares in any registration statement pursuant to this Agreement unless and until the Investor has furnished to the Corporation such information. The Investor further agrees to furnish as soon as reasonably practicable to the Corporation all information required to be disclosed in order to make information previously furnished to the Corporation by the Investor not materially misleading. The Investor agrees that, upon receipt of any written notice from the Corporation (x) of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (y) of any suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose or (z) of the happening of any event which makes any statement of a material fact made in any registration statement, prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in any registration statement, prospectus or any document incorporated therein by reference in order to make the statements therein (in the case of any prospectus, in the light of the circumstances under which they were made) not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus relating to such Registrable Shares until the requisite changes have been made), the Investor will forthwith discontinue disposition of Registrable Shares pursuant to the then current prospectus until (1) the Investor is advised in writing by the Corporation that a new registration statement covering the offer of Registrable

Shares has become effective under the Securities Act or (2) the Investor receives copies of a supplemented or amended prospectus, or until the Investor is advised in writing by the Corporation that the use of the prospectus may be resumed. If the Corporation shall have given any such notice, the Investor will deliver to the Corporation all copies, other than permanent file copies then in the Investor’s possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice. In the case of any Underwritten Offering by the Corporation, upon the request of the managing underwriter, the Investor agrees not to effect any public sale or distribution of Registrable Securities during the period beginning fifteen (15) days prior to the closing date of such underwritten offering and during the period ending ninety (90) days after such closing date (or such longer period, not to exceed 180 days, as may be reasonably requested by the Corporation or by the managing underwriter or underwriters).
          SECTION 5.    Expenses. All fees, expenses and other costs incurred by the Corporation in connection with the preparation and negotiation of this Agreement and in complying with its obligation hereunder including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Corporation’s counsel and accountants shall be paid by the Investor as incurred by the Corporation. The Investor shall pay all fees, expenses and other costs incurred by it in connection with the preparation and negotiation of this Agreement and in complying with its obligations or exercising its rights hereunder, including the fees and expenses of the Investor’s Counsel.
          SECTION 6.    Indemnification.
     (a)    In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Corporation shall indemnify and hold harmless the Investor, each underwriter, broker or any other person acting on behalf of the Investor and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Corporation of the Securities Act or state securities or blue sky laws applicable to the Corporation and relating to action or inaction required of the Corporation in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse the Investor, such underwriter, such broker or such other person acting on behalf of the Investor and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Corporation specifically for use in the preparation thereof; provided, further, that the indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Corporation (which consent shall not be unreasonably withheld).
     (b)    In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, the Investor shall indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section 6) the Corporation, each director of the Corporation, each officer of the Corporation who shall sign such registration statement, and each person who controls any of the foregoing persons within the meaning of the Securities Act with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation by the Investor specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor (which consent shall not be unreasonably withheld); and provided, further, that the liability of the Investor hereunder shall not in any event exceed the proceeds received by the Investor from the sale of Registrable Shares covered by such registration statement.
     (c)    Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 6, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded on the advice of counsel that there is one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section 5; and provided, further, that such counsel only be hired to the extent necessary for such defense or defenses; and the indemnifying party shall be responsible to pay the fees and expenses of only one law firm plus one local counsel pursuant to the proviso above.
     (d)    If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          SECTION 7.    Exchange Act Compliance. The Corporation shall comply with all of the reporting requirements of the Exchange Act (whether or not it shall be required to do so) and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of the Common Stock. The Corporation shall cooperate with the Investor in supplying such information as may be necessary for the Investor to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.
          SECTION 8.    No Conflict of Rights. The Corporation represents and warrants to the Investor that the registration rights granted to the Investor hereunder do not conflict with any other registration rights granted by the Corporation.
          SECTION 9.    Termination. The rights granted to the Investor pursuant to Section 2 of this Agreement shall terminate with respect to such holder of Registrable Shares at such time when such shares cease to be Registrable Shares.
          SECTION 10.    Successors and Assigns. This Agreement shall bind and inure to the benefit of the Corporation, the Investor, and their respective permitted assigns; provided, however, that neither this Agreement nor any party’s rights hereunder may be assigned without the prior written consent of the other party hereto.

          SECTION 11.    Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous arrangements or understandings with respect thereto.
          SECTION 12.    Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:
(i) if to the Corporation at:
NIC Inc.
10540 S. Ridgeview Road
Olathe, Kansas 66061
Attention: General Counsel
Telefax: 913-295-7993
(ii) if to the Investor at:
NIC Inc. Voting Trust
10540 S. Ridgeview Road
Olathe, Kansas 66061
Attention: Jeffrey S. Fraser, Trustee
Telefax: 913-295-7993
with a copy to:
Lathrop & Gage L.C.
2345 Grand Boulevard
Suite 2800
Kansas City, Missouri 64108-2612
Attention: Wallace E. Brockhoff
Telefax: 816-292-2001
All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopier, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.
          SECTION 13.    Modifications; Amendments; Waivers. The terms and provisions of this Agreement may not be modified or amended, nor may any provision be waived, except pursuant to a writing signed by the Corporation and the Investor.

          SECTION 14.    Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.
          SECTION 15.    Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
          SECTION 16.    Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Kansas applicable to contracts made and to be performed wholly therein (without reference to principles of conflicts of laws). The Corporation and the Investor hereby irrevocably and unconditionally consent and submit to the exclusive jurisdiction of the courts of the State of Kansas or the United States of America located in the District of Kansas for any actions, suits or proceeding arising out of or relating to this Agreement (and agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or other document by United States registered mail sent by the Corporation or the Investor, as the case may be, shall be effective service of process for any action, suit or proceeding brought by either party hereto in any such court. The Corporation and the Investor hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the courts of the State of Kansas or the United States of America located in District of Kansas, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. IN ADDITION, THE CORPORATION AND INVESTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY.

     IN WITNESS WHEREOF, the parties hereto have executed this Registration and Expense Reimbursement Agreement as of the date first written above.

NIC INC.
By:	/s/ ERIC J. BUR
Name:	Eric J. Bur
Title:	Chief Financial Officer

SIGNATURE PAGE TO
REGISTRATION AND EXPENSE REIMBURSEMENT AGREEMENT

INVESTOR The National Information Consortium, Inc. Voting Trust
By:	/s/ JEFFERY S. FRASER
Jeffery S. Fraser, Voting Trustee U/T/A dated June 30, 1998

/s/ ROSS C. HARTLEY
Ross C. Hartley, Voting Trustee U/T/A dated June 30, 1998